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                                                                      EXHIBIT 21

                              IONICS, INCORPORATED

                         SUBSIDIARIES OF THE REGISTRANT

                                                                           State or Other Jurisdiction
                         Name                                                   of Incorporation
                         ----                                                   ----------------
Aqua Design, Inc.* (d.b.a. Ionics Aqua Design)                                      California
Bimini Bay Water Ltd.**                                                              Bahamas
Condado Holding Limited                                                   Anguilla, British West Indies
David Holding Limited                                                     Anguilla, British West Indies
Ecolochem, Inc.***                                                                   Virginia
Ecolochem International, Inc.                                                        Delaware
Ecolochem Holdings, Inc.                                                             Delaware
Ecolochem JV Holdings, Inc.****                                                      Delaware
Ecolochem Services-Mexico, LLC                                                       Delaware
Ecolochem Brasil Ltda.                                                                Brazil
Ecolochem Servicios, S. De R.L. De C.V.                                               Mexico
Elite Chemicals Pty. Ltd. (d.b.a. Ionics Australasia; Ionics                        Australia
  Australasia, Inc.)
Favourable Trading Limited (d.b.a. Ionics Ireland)                                   Ireland
Fidelity Purewater, Inc. (d.b.a. Ionics Fidelity Purewater;                         California
  Ionics U.S. WaterGroup; Ionics Fidelity Home Services)
Fidelity Water Systems, Inc. (d.b.a. Ionics Fidelity                                California
  Water Systems; Ionics Fidelity Home Services)
Global Water Services, S.A.                                                           Panama
Hamma Water Desalination S.p.A.*****                                                 Algeria
Ionics Acapulco, S.A. de C.V.                                                         Mexico
Ionics Agar Environmental Ltd.                                                        Israel
Ionics Asia-Pacific Pte. Ltd.                                                       Singapore
Ionics (Bermuda) Ltd.                                                                Bermuda
Ionics Caribbean Investors Ltd.                                                     St. Lucia
Ionics Constructors Trinidad Ltd.                                              Trinidad and Tobago
Ionics Foreign Sales Corporation Limited                                             Jamaica
Ionics France S.A.                                                                    France
Ionics Freshwater Ltd.+                                                              Barbados
Ionics Iberica, S.A.++                                                                Spain
Ionics Italba, S.p.A.+++ (d.b.a. Italba S.p.A.)                                       Italy
Ionics Korea, Inc.                                                                   Delaware
Ionics Mexicana, S.A. de C.V.                                               Mexico (Federal District)
Ionics Nederland B.V.                                                            The Netherlands
Ionics Life Sciences, Inc.                                                          New Jersey
Ionics Securities Corporation                                                     Massachusetts
Ionics Taiwan, Inc.                                                                   Taiwan
Ionics Ultrapure Water Corporation (d.b.a. Ionics Apollo)                           California
Ionics (U.K.) Limited                                                             United Kingdom
Ionics Ventures Ltd.                                                              United Kingdom
Ionics Water Resources Ltd.                                                           Israel
Ionics Water Services++++                                                             France
Ionics Watertec Pty. Ltd. (d.b.a. Ionics Australasia; Ionics                        Austrailia
  Australasia, Inc.)
Kunshan Ionics Limited                                                                China
Miller Holding Limited                                                    Anguilla, British West Indies
Moson Holdings, L.L.C.                                                               Virginia
Process Water One                                                                    Delaware
Resources Conservation Co. International                                             Delaware
Separation Technology, Inc. +++++                                                   Minnesota
Sievers Instruments, Inc. (d.b.a Ionics Instrument Business                          Colorado
  Group; Ionics Instruments; Sievers Instruments; Sievers;

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Ionics Agar; IBG France)

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*        Ionics, either directly, or through Aqua Design, Inc., Ionics Bermuda
         Ltd. or other subsidiaries, owns 11 corporations incorporated in various Caribbean jurisdictions which own and operate, or operate and maintain, desalination plants for the supply of potable water to resorts, hotels and municipalities.

**       Ionics owns 80% of this entity.

***      Has a branch organized under Mexican law, Ecolochem, Inc. Sucursal
         Mexico.

****     Owns 50% of Process Water One, a Delaware General Partnership

*****    Ionics owns 70% of this entity.

+        Ionics owns 50% of this entity.

++       Owns another Spanish subsidiary, Plantas Desalination de Maspalomas,
         S.L.

+++ Owns a 75% interest in Agrinord S.r.l., an Italian corporation in the waste treatment business.

++++     Owns a French subsidiary, Ecolochem, S.A.R.L.

+++++    Owns a U.K. subsidiary, SeparaTech Limited.